Exhibit 10.37

December 26, 2020

SolarMax Technology, Inc.

3080 12th Street

Riverside, California 92507

Ladies and Gentlemen:

Reference is made to the agreement dated March 27, 2019, pursuant to which I exchanged 2,268,000 shares of common stock, par value $0.001 per share (“Common Stock”), of SolarMax Technology, Inc., a Nevada corporation (the “Company”) represented by a Stock Grant for (i) an option to purchase 2,402,946 shares of Common Stock and (ii) a cash payment of $675,000, which was to have been paid by December 15, 2019 and was extended to December 31, 2020. This letter will confirm my prior advice to you that I agree that the date by which the cash payment is to be made to me has been extended to the earlier of April 30, 2021 or three business days after the completion of the Merger, as defined in the Agreement and Plan of Merger dated as of October 27, 2020 among Alberton Acquisition Corporation, Alberton Merger Subsidiary Inc., and the Company, as amended.

Very truly yours,

Name: David Hsu